UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Innovid Corp.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Innovid Corp.

NOTICE & PROXY STATEMENT

Annual Meeting of Stockholders

June 7, 2023
10 a.m. (Eastern time)
INNOVID CORP.
30 IRVING PLACE, 12TH FLOOR
NEW YORK, NEW YORK 10003

INNOVID CORP.
30 Irving Place, 12th Floor
New York, New York 10003

April 26, 2023
To Our Stockholders:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Innovid Corp. at 10 a.m. Eastern time, on Wednesday, June 7, 2023. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.
The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section entitled “Who can attend the Annual Meeting?” of the proxy statement for more information about how to attend the meeting online.
Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.
Thank you for your support.
Sincerely,

/s/ Zvika Netter
Zvika Netter
Chief Executive Officer and Chair of the Board of Directors

INNOVID CORP.
30 Irving Place, 12th Floor
New York, New York 10003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, JUNE 7, 2023

The Annual Meeting of Stockholders (the “Annual Meeting”) of Innovid Corp., a Delaware corporation (the “Company”), will be held at 10 a.m. Eastern time on Wednesday, June 7, 2023. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CTV2023 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:
•    To elect Rachel Lam and Gilad Shany as Class II Directors to serve until the 2026 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;
•    To ratify, in a non-binding voting, the appointment of KOST FORER GABBAY & KASIERER, member of Ernst & Young Global, as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
•    To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
Holders of record of our common stock as of the close of business on April 12, 2023, are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting during ordinary business hours at the Company’s principal executive offices. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date, and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors

/s/ Zvika Netter
Zvika Netter
Chief Executive Officer

New York, New York
April 26, 2023

INNOVID CORP.
30 Irving Place, 12th Floor
New York, New York 10003

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Innovid Corp. (the “Board”) of proxies to be voted at our Annual Meeting of Stockholders to be held on Wednesday, June 7, 2023 (the “Annual Meeting”), at 10 a.m. Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CTV2023 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
Holders of record of our common stock as of the close of business on April 12, 2023 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting, and will vote together as a single class on all matters presented at the Annual Meeting. Each share of our common stock entitles its holders to one vote per share on all matters presented to our stockholders generally. As of the Record Date, there were 137,057,707 shares of common stock outstanding and entitled to vote at the Annual Meeting.
This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2022 (the “2022 Annual Report”) will be released on or about April 26, 2023, to our stockholders on the Record Date.
In this proxy statement, “Innovid”, “Company”, “we”, “us”, and “our” refer to Innovid Corp.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 7, 2023
This Proxy Statement and our 2022 Annual Report to Stockholders are available at http://www.proxyvote.com/
Proposals
At the Annual Meeting, our stockholders will be asked:
•    To elect Rachel Lam and Gilad Shany as Class II Directors to serve until the 2026 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;
•    To ratify, in a non-binding vote, the appointment of KOST FORER GABBAY & KASIERER, member of Ernst & Young Global, as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
•    To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board
The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board recommends that you vote:
•    FOR the election of Rachel Lam and Gilad Shany as Class II Directors; and
•    FOR the ratification of the appointment of KOST FORER GABBAY & KASIERER, a member of Ernst & Young Global, as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Information About This Proxy Statement
Why you received this proxy statement. You are viewing or have received these proxy materials because Innovid’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Innovid is making this proxy statement and its 2022 Annual Report available to its stockholders electronically via the Internet. On or about April 26, 2023, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2022 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2022 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING OF STOCKHOLDERS
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is April 12, 2023. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of our common stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 137,057,707 shares of common stock outstanding and entitled to vote at the Annual Meeting.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares online at the Annual Meeting, unless you obtain a legal proxy from your bank or brokerage firm.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online or by proxy, of the holders of a majority in voting power of the common stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.
Who can attend the Annual Meeting?
You may attend the Annual Meeting online only if you are an Innovid stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/CTV2023. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest”, but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 10 a.m. Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Eastern time, and you should allow ample time for the check-in procedures.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by our Amended and Restated Bylaws to adjourn the meeting, without the vote of stockholders.
What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers as applicable. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope.
How do I vote?
Stockholders of Record. If you are a stockholder of record, you may vote:
•    by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;

•    by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•    by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail and return it in the postage-paid envelope which was provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717; or
•    Electronically at the Meeting—If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on June 6, 2023. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.
Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.
Can I change my vote after I submit my proxy?
Yes.
If you are a registered stockholder, you may revoke your proxy and change your vote:
•    by submitting a duly executed proxy bearing a later date;
•    by granting a subsequent proxy through the Internet or telephone;
•    by giving written notice of revocation to the Corporate Secretary of Innovid at our corporate offices prior to or at the Annual Meeting; or
•    by attending the Annual Meeting, revoking the prior proxy and voting again.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary at our corporate offices before your proxy is voted or you vote online during the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting by obtaining your 16-digit control number or otherwise voting through the bank or broker.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.
Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Why hold a virtual meeting?
We believe the virtual meeting technology provides expanded stockholder access while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. A virtual meeting also enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/CTV2023. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
A technical assistance phone number will be made available to you on the virtual meeting registration page fifteen minutes prior to the start of the Annual Meeting to assist you with any technical difficulties you may have in accessing the virtual meeting website.
Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•irrelevant to the business of the Company or to the business of the Annual Meeting;
•related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•related to any pending, threatened or ongoing litigation;
•related to personal grievances;
•derogatory references to individuals or that are otherwise in bad taste;
•substantially repetitious of questions already made by another stockholder;
•in excess of the two question limit;
•in furtherance of the stockholder’s personal or business interests; or
•out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes Required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the other proposals before the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the other proposals before the Annual Meeting.
What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of KOST FORER GABBAY & KASIERER, a member of Ernst & Young Global, as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSALS TO BE VOTED ON
Proposal 1: Election of Directors
At the Annual Meeting, two (2) Class II Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2026 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation, or removal.
We currently have seven (7) directors on our Board. Our current Class II Directors are Rachel Lam and Gilad Shany. The Board has nominated Rachel Lam and Gilad Shany for election as Class II Directors at the Annual Meeting.
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
As set forth in our Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose current term will expire at the 2025 Annual Meeting of Stockholders; Class II, whose current term will expire at the Annual Meeting and, if elected at the Annual Meeting, whose subsequent term will expire at the 2026 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2024 Annual Meeting of Stockholders. Effective July 8, 2022, Steven Cakebread resigned from the Board and Brian Hughes was elected as a Class I director of the Company. Effective April 19, 2023, the Board increased the size of the Board from six to seven directors and appointed Genevieve Juillard as a Class I director to fill the vacancy created by the Board increase. The current Class I Directors are Brian Hughes, Jonathan Saacks and Genevieve Juillard; the current Class II Directors are Rachel Lam and Gilad Shany; and the current Class III Directors are Michael DiPiano and Zvika Netter.
Our Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed from time to time by the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as Class II Directors of the persons whose names and biographies appear below. In the event that either of Ms. Lam or Mr. Shany should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that either of Ms. Lam or Mr. Shany will be unable to serve if elected. Each of Ms. Lam and Mr. Shany has consented to being named in this proxy statement and to serve if elected.
Vote Required
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.
Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board

The Board unanimously recommends a vote FOR the election of each of the below Class II Director nominees.
Nominees For Class II Director (terms to expire at the 2026 Annual Meeting)
The current members of the Board who are also nominees for election to the Board as Class II Directors are as follows:

Name	Age	Served as a Director Since	Position with Innovid
Rachel Lam	55	2021	Director
Gilad Shany	46	2021	Director
The principal occupations and business experience, for at least the past five years, of each Class II Director nominee for election at the 2023 Annual Meeting are as follows:
Rachel Lam

Ms. Lam is the Co-Founder and Managing Partner of Imagination Capital, an early-stage venture capital firm founded in 2017. From 2003 to 2017, Ms. Lam served as SVP and Group Managing Director of the Time Warner Investments Group, the strategic investing arm of Time Warner Inc. Ms. Lam managed Time Warner’s investments in numerous digital media companies and served on the board of directors of privately held Maker Studios and Bluefin Labs prior to their sales to the Walt Disney Company and Twitter, respectively. Ms. Lam has previously served on 20 boards of directors over the years, including on the board of Telaria, Inc. (NYSE:

TLRA) from 2013 to 2020. Ms. Lam currently serves on the board of directors, audit committee and nominating and governance committee of Magnite Inc. (NASDAQ: MGNI), the world’s largest independent sell-side ad platform, as well as on the board and audit committee of Porch Group, Inc. (NASDAQ: PRCH), the vertical software platform for the home, where she is also the Chair of the Nominating & Governance Committee and a member of the M&A committee. Ms. Lam also spent several years in investment banking within the M&A group at Morgan Stanley and the Media and Telecommunications group at Credit Suisse. Ms. Lam received a B.S. in industrial engineering and operations research from U.C. Berkeley in 1989 and an M.B.A. from Harvard Business School in 1994. Ms. Lam is well qualified to serve on the Company’s Board because of her deep understanding of the ad-tech industry, experience in strategic development of high growth companies and finance background.

Gilad Shany
Mr. Shany co-founded ION Crossover Partners, an Israeli-based crossover fund, where he currently serves as the Managing Partner since 2018. Prior to co-founding ION Crossover Partners, from 2017 to 2018 Mr. Shany served as General Partner of Magma Venture Partners. From 2010 to 2017 Mr. Shany served as Vice President of Baron Capital, where he gained experience investing in innovative growth companies in public and private markets. Mr. Shany led investments with various international companies, including Tesla Inc. (NASDAQ: TSLA), Mobileye N.V. (NYSE: MBLY) (acquired by Intel Corporation (NASDAQ: INTC) $15.3BN), Mellanox Technologies (acquired by Nvidia $6.9BN), Varonis Systems Inc. (NASDAQ: VRNS), Fiverr (NYSE: FVRR), BlueVine Capital Inc. and Monday.com Ltd (NASDAQ: MNDY), among others. Prior to that, Mr. Shany spent 14 years with the Israel Air Force. Mr. Shany has served on the board of directors, the audit committee and nominating and governance committee of Taboola.com Ltd (NASDAQ:TBLA)., the leading recommendation engine in the $60+ billion open web market, since 2021 and on the board of directors of Infinidat Ltd., the provider of enterprise-proven solutions for data storage, data protection, business continuity, and sovereign cloud storage, since 2020. Mr Shany also served on the board of directors of Ion Acquisition Corp. 1 Ltd. from 2020 to 2022, on the board of directors of Ion Acquisition Corp. 2 Ltd. from 2020 to 2021 and on the board of directors of Ion Acquisition Corp. 3 Ltd. from 2021 to 2022. Mr. Shany graduated Magna Cum Laude from Tel Aviv University with a B.S. in Physics, Astronomy and Philosophy and also holds an MBA with honors from the Wharton School at the University of Pennsylvania. Mr. Shany is well qualified to serve on the Company’s Board because of his experience in strategic investment and strategic development of companies.

Continuing members of the Board:
Class I Directors (terms to expire at the 2025 Annual Meeting)
The current members of the Board who are Class I Directors are as follows:

Name	Age	Served as a Director Since	Position with Innovid
Brian Hughes	64	2022	Director
Jonathan Saacks	54	2021	Director
Genevieve Juillard	44	2023	Director

The principal occupations and business experience, for at least the past five years of each Class I Director are as follows:
Brian Hughes
Mr. Hughes currently serves on the board of directors and the audit and sustainability committees of Bentley Systems (Nasdaq: BSY), an infrastructure engineering software company, and on the board of directors and the audit and compensation committees of CompoSecure, Inc. (Nasdaq: CMPO), a designer and manufacturer of premium metal transaction cards. From 2021 to 2022 Mr. Hughes served as a director of Omnilit Acquisition Corp (Nasdaq: OLITU). Mr. Hughes was previously an audit partner, the national private markets group leader, and venture capital co-leader at KPMG LLP where he worked from 2002 to 2019 and an audit partner at Arthur Andersen where he worked from 1981 to 2002. Mr. Hughes received a Master’s in Business Administration and a Bachelor of Science in Economics and Accounting from the Wharton School, University of Pennsylvania. Mr. Hughes is well qualified to serve on the Company’s Board because of his financial expertise, extensive accounting, auditing and venture capital experience, as well as his experience as a director and advisor of other companies.
Jonathan Saacks
Mr. Saacks is the Managing Partner of F2 Venture Capital since October 2016. Prior to that, Mr. Saacks was Managing Partner at Genesis Partners and brings extensive early stage investment experience from his roles at operational companies and venture capital funds. Mr. Saacks invested and served on the boards of many successful Israeli companies including Monday.com, PrimeSense and Neebula. Mr. Saacks also served for 10 years in the Intelligence Corps of the Israeli Defense Forces where he commanded large operational teams. Mr. Saacks was a Lieutenant Colonel in the Israeli Defense Forces and holds an MBA from Oxford University and a BA in Economics and Management from Tel Aviv University. Mr. Saacks is well qualified to serve on the Company’s Board because of his in-depth experience with high growth companies and involvement in their strategic development.
Genevieve Juillard
Ms. Juillard, age 44, is currently the President of the Experian Marketing Services and Experian Data Quality divisions of Experian North America, a division of Experian plc (“Experian”), a position she has held since September 2019. From March 2017 to August 2019, Ms Juillard was the Managing Director Global Expansion of Experian. Ms Juillard started her career with Experian in August 2006 and has remained with Experian to the present except from July 2015 to March 2017 when she served as Chief Operating Officer of FINCA Malawi, Malawi’s largest social-mission-focused provider of microfinance and SME lending products. As result of her experience at Experian, Ms Juillard has developed a deep understanding of data analytics, software and consumer behavior. In 2020 she led the acquisition and integration of Tapad, a leading digital identity graph provider. She continues to play a leading role in Experian’s investment in high-potential Marketing data and technology companies, including early stage. Ms Juillard received a BA and a BS from UC Berkeley in 2000 and an MBA and MPP from UCLA in 2006. Ms Juillard is well-qualified to sit on the Innovid Board because of her extensive knowledge of data analytics and her experience of the development of growth companies.

Class III Directors (terms to expire at the 2024 Annual Meeting)
The current members of the Board who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Position with Innovid
Michael DiPiano	64	2021	Director
Zvika Netter	50	2021	Chief Executive Officer and Director
The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:
Michael DiPiano
Since December 2001, Mr. DiPiano has been the Chairman of NewSpring Capital where he manages the firm’s investment decisions. Mr. DiPiano currently serves as a director for a number of private companies, including aPriori, Dstillery, Energage, and Interactions where he provides oversight for corporate governance and other business matters. Previously, Mr. DiPiano also served on the Governance and Compensation Committees of NutriSystems. Mr. DiPiano holds a B.S. in Marketing from Penn State University and an MBA from New York University. Mr. DiPiano is well qualified to serve on the Company’s Board because of his in-depth experience with corporate governance and strategic development of companies.
Zvika Netter
Mr. Netter serves as CEO of the Company and as a member of the Company’s Board. Mr. Netter has served as the Company’s CEO since the inception of Innovid Inc.. Prior to co-founding Innovid, Inc. in 2007, Mr. Netter served in an elite computer unit in the Israeli Defense Forces, and co-founded the non-profit organization GarageGeeks, an innovation hub with more than 8,000 members. Mr. Netter is well qualified to serve on the Company’s Board because of his experience as an entrepreneur in the technology industry and as a co-founder and the CEO of Innovid Inc. and the Company.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed KOST FORER GABBAY & KASIERER, a member of Ernst & Young Global, as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of KOST FORER GABBAY & KASIERER, member of Ernst & Young Global, is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice. KOST FORER GABBAY & KASIERER, a member of Ernst & Young Global, also served as the independent registered public accounting firm of Innovid Inc. and the Company since 2007.
Neither KOST FORER GABBAY & KASIERER, a member of Ernst & Young Global, nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit services. A representative of KOST FORER GABBAY & KASIERER, a member of Ernst & Young Global, is expected to attend the 2023 Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event that the appointment of KOST FORER GABBAY & KASIERER, a member of Ernst & Young Global, is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2023. Even if the appointment of KOST FORER GABBAY & KASIERER, a member of Ernst & Young Global, is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.

Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of KOST FORER GABBAY & KASIERER, member of Ernst & Young Global, we do not expect any broker non-votes in connection with this proposal.
Recommendation of the Board

The Board unanimously recommends a vote FOR the Ratification of the Appointment of KOST FORER GABBAY & KASIERER, a member of Ernst & Young Global, as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2023.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD
The Audit Committee has reviewed the audited consolidated financial statements of Innovid Corp. (the “Company”) for the fiscal year ended December 31, 2022, and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the U.S. Securities and Exchange Commission.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

/s/ Brian Hughes (Chair)
/s/ Michael DiPiano
/s/ Rachel Lam

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table summarizes the fees of KOST FORER GABBAY & KASIERER, a member of Ernst & Young Global, our independent registered public accounting firm, billed to us during the years ended December 31, 2022, and 2021 (in thousands):

Fee Category	2022	2021
Audit Fees	$1,814	$1,090
Audit Related Fees	295	126
Tax Fees	242	86
Transaction-Related Fees	—	400
Total Fees	$2,351	$1,702

Audit Fees
Audit fees consist of fees for the audit of our consolidated financial statements, the review of the interim financial statements included in our SEC filings, and other professional services provided in connection with statutory and regulatory filings or engagements.
Audit Related Fees
Audit-related fees consist of other audit and attest services not required by statute or regulation, including due diligence support related to TVS acquisition.
Tax Fees
Tax fees consist of fees for tax-related services, including tax compliance and tax advice related to transactions.
Transaction-Related Fees
Transaction-related fees consist of fees related to our SPAC transaction.
Audit Committee Pre-Approval Policy and Procedures
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage KOST FORER GABBAY & KASIERER, a member of Ernst & Young Global, to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by KOST FORER GABBAY & KASIERER, a member of Ernst & Young Global, has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the Audit Committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC's rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company's business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company's ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. The Audit Committee periodically reviews and generally pre-approves any services (and related fee levels or budgeted amounts) that may be provided by KOST FORER GABBAY & KASIERER, a member of Ernst & Young Global, without first obtaining specific pre-approvals from the Audit Committee or the Chair of the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.
Rule 2-01(c)(7)(i)(C) of Regulation S-X provides a “de minimis” exception which waives the pre-approval requirements for non-audit services provided that: (1) all such services do not aggregate to more than five percent of total revenues paid by the audit client to its accountant in the fiscal year when services are provided, (2) such services were not recognized by the issuer to be non-audit services at the time of the engagement, and (3) such services are promptly brought to the attention of the audit committee of the issuer and approved prior to the completion of the audit by the audit committee or one or more designated representatives. During the year ended December 31, 2022 all services have been pre-approved.
EXECUTIVE OFFICERS
The following table identifies our current executive officers:

Name	Age	Position
Zvika Netter (1)	50	Chief Executive Officer and Director
Tanya Andreev-Kaspin (2)	46	Chief Financial Officer
Dave Helmreich (3)	51	Chief Commercial Officer
Ken Marcus (4)	49	Chief Operating Officer

(1)    See biography on page 10 of this proxy statement.
(2)    Ms. Andreev-Kaspin serves as Chief Financial Officer (“CFO”) of the Company. Ms. Andreev-Kaspin has served as the CFO of Innovid Inc. since January 2020 and prior to that served as Senior Vice President of Global Finance from 2016 through 2019 and as Vice President of Finance from 2012 through 2015. Prior to joining Innovid, Ms. Andreev-Kaspin held finance leadership positions in a number of tech startup companies, and also served as a Public Auditor at PricewaterhouseCoopers. Ms. Andreev-Kaspin received an MBA, Finance Management from Tel Aviv University and BA, Economics and Accounting from Tel Aviv University.
(3)    Mr. Dave Helmreich serves as Chief Commercial Officer ("CCO") of the company since December 13, 2022. Prior to this role, Mr. Helmreich served as the Chief Revenue Officer for Stackline, Chief Revenue Officer and Group Vice President for Oracle Marketing cloud, Chief Operating Officer for LiveIntent, CEO for Audience Partners, SVP and GM, Marketing and Advertising solutions for Neustar and more. Mr. Helmreich is a decorated US Navy veteran and holds a B.S. in Computer Science from the United States Naval Academy in Annapolis and an MBA from the Robert H. Smith School of Business at the University of Maryland.
(4)    Mr. Ken Markus serves as Chief Operating Officer (“COO”) of the company since February 7, 2023. Prior to his role as COO, Mr. Markus served as the Company’s Chief Client Officer since January 2019. From October 2015 until January 2019, Mr. Markus served as the Company’s Senior Vice President of Global Operations and Client Services. Prior to joining the Company, Mr. Markus served as the Head of Scale Operations and Services for gTech Ads at Google and held positions at Condé Nast, SiriusXM Satellite Radio, and Time Inc. Mr. Markus received an Executive MBA from Columbia and London Business School, an MS in Data Analytics from City University of New York, and a BS and BAS from the University of Pennsylvania.

CORPORATE GOVERNANCE
General
Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Governance” section of the “Investors” page of our website located at www.innovid.com.
Board Composition
Our Board currently consists of seven members: Zvika Netter, Gilad Shany, Brian Hughes, Michael DiPiano, Rachel Lam, Jonathan Saacks and Genevieve Juillard. As set forth in our Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors.
Director Independence
The listing standards of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit committee, compensation committee, and nominating committee be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Our Board has determined that Gilad Shany, Brian Hughes, Michael DiPiano, Rachel Lam, Jonathan Saacks and Genevieve Juillard are considered “independent directors” as defined under the listing requirements and rules of the NYSE and the applicable rules of the Exchange Act. In making this determination, our Board considered the relationships that each director has with Innovid and all other facts and circumstances that our Board deemed relevant in determining their independence, including beneficial ownership of our common stock. In addition, our former director, Steven Cakebread, was also determined to be independent while he served on our Board of Directors.
There are no family relationships among any of our directors or executive officers.
Executive Sessions
Our independent directors meet in executive session on a regularly scheduled basis. Gilad Shany, the lead independent director, usually presides at these sessions.
Director Candidates

The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director. Rachel Lam, one of our Class II Director nominees, was selected via an independent search consultant and further recommended by experienced peers and advisors. Gilad Shany, another one of our Class II Director nominees, was recommended by management.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; ability to make mature business judgments; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience as a board member of another publicly held company; professional and academic experience relevant to the Company’s industry; leadership skills, experience in finance and accounting and executive compensation practices, diversity, including, but not limited to, with respect to geographic background, gender, age and ethnicity. The Board evaluates each individual in the context of the Board as a whole, with the objective of ensuring that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Innovid Corp., 30 Irving Place, 12th Floor, New York, New York 10003. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Communications from Stockholders
The Board will give appropriate attention to written communications that are submitted by interested parties, including stockholders, and will respond if and as appropriate. Interested parties may send communications to corporate@innovid.com. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as she considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board in writing: c/o Secretary, Innovid Corp., 30 Irving Place, 12th Floor, New York, New York 10003.
Board Leadership Structure and Role in Risk Oversight
Our Amended and Restated Bylaws provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Currently, the roles are combined, with Mr. Netter serving as Chairman of the Board and Chief Executive Officer. Our Board has determined that combining the roles of Chairman of the Board and Chief Executive Officer is best for our Company and its stockholders at this time because it promotes unified leadership by Mr. Netter and allows for a single, clear focus for management to execute the Company’s strategy and business plans. Our Board is comprised of individuals with extensive experience in finance and accounting, the technology industries and public company management.
In March 2023, the Board established the position of Lead Independent Director, to which Mr. Shany was appointed. The amount of additional retainer for the Lead Independent Director will be fixed after receiving the recommendation of the Company’s independent compensation consultant and the Company’s Non-employee Director Compensation Program will be amended accordingly.
As provided in the Audit Committee Charter, the Audit Committee is responsible for discussing the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled. In accordance with those policies and our Corporate Governance Guidelines, the Board and the Board committees has an active role in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s compensation plans, equity incentive plans and other compensatory arrangements. The Company’s Audit Committee oversees management of financial and cybersecurity risks and potential conflicts of interest. The Nominating and Corporate Governance Committee manages risks associated with the Company’s corporate governance framework. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board has an active role in overseeing management of the Company’s risks and will be regularly informed through committee reports about such risks.

Code of Business Conduct
The Board has adopted a code of business conduct and ethics that applies to all of its employees, officers and directors, including its CEO, CFO and other executive and senior financial officers. The full text of the Company’s code of business conduct and ethics has been posted on the Company’s website, www.innovid.com, in the “Governance” section under “Investors.” The Company will post amendments to its code of business conduct and ethics or waivers of its code of business conduct and ethics for directors and officers on the same website.
Anti-Hedging Policy
Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders.
Attendance by Members of the Board at Meetings and Corporate Governance Guidelines
There were four regularly scheduled meetings of the Board during the fiscal year ended December 31, 2022 and four special meetings. During the fiscal year ended December 31, 2022, each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Under our Corporate Governance Guidelines, which is available on our website at www.innovid.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chair of the Board or the Chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting.
Director Attendance at Annual Meeting of Stockholders
We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend. All of our directors attended our 2022 Annual Meeting of Stockholders.

COMMITTEES OF THE BOARD
Our Board has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.
The members of each of the Board committees and committee Chairs are set forth in the following chart.

Name	Audit	Compensation	Nomination and Corporate Governance
Gilad Shany		X	Chair
Brian Hughes	Chair
Michael DiPiano	X	Chair
Rachel Lam	X		X
Jonathan Saacks			X

Audit Committee
Our Audit Committee oversees our corporate accounting and financial reporting process. Our Audit Committee’s responsibilities include, among other things:
•    selecting a qualified firm to serve as the independent registered public accounting firm to audit the Company’s financial statements;
•    helping to ensure the independence and performance of the independent registered public accounting firm;
•    discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, the Company’s interim, and year-end financial statements;
•    developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•    reviewing the Company’s policies on and overseeing risk assessment and risk management, including enterprise risk management;
•    reviewing related person transactions;
•    reviewing the adequacy and effectiveness of internal control policies and procedures and the Company’s disclosure controls and procedures; and
•    approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.
The Audit Committee charter is available on our website at www.innovid.com. The members of the Audit Committee are Mr. Hughes, Mr. DiPiano, and Ms. Lam. Mr. Hughes serves as the Chairperson of the committee. Our Board has affirmatively determined that each of Mr. Hughes, Mr. DiPiano, and Ms. Lam meets the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 and the NYSE rules. In addition, our Board has determined that Brian Hughes qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The Board also determined that our former audit committee chair, Steven Cakebread, was an “independent director” for the purposes of serving on an audit committee and qualified as an “audit committee financial expert” while he served on our Board of Directors.
The Audit Committee met four times in 2022.

Compensation Committee
Our Compensation Committee oversees policies relating to the compensation and benefits of our executive officers and directors. Our Compensation Committee’s responsibilities include, among other things:
•    reviewing, approving, and determining the compensation of the Company’s officers and key employees;
•    reviewing, approving, and determining compensation and benefits, including equity awards, to directors for service on the Board or any committee thereof;
•    administering the Company’s equity compensation plans;
•    reviewing, approving, and making recommendations to the Board regarding incentive compensation and equity compensation plans; and
•    establishing and reviewing general policies relating to compensation and benefits of the Company’s employees.
The Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, which is available on our website at www.innovid.com, the Compensation Committee may, in its sole discretion, retain or obtain advice from compensation consultants, legal counsel or other advisers (independent or otherwise), to assist in carrying out its responsibilities. In 2022, the Company engaged a third party consultant, a compensation consulting firm Pearl Myers & Partners, LLC. (“Pearl Myers”), to assist in making decisions regarding the amount and types of compensation to provide our executive officers and non-employee directors. Pearl Myers reports directly to the Compensation Committee. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to the advice Pearl Myers provides to the Compensation Committee and has determined that Pearl Myers' work does not raise a conflict of interest.
The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The Compensation Committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.
The members of our Compensation Committee are Mr. Shany and Mr. DiPiano. Mr. DiPiano serves as the Chair of the Compensation Committee. Each member of the Compensation Committee qualifies as an independent director under NYSE’s heightened independence standards for members of a compensation committee and as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.
There were four regularly scheduled meetings and one special meeting of the Compensation Committee in 2022.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee oversees and assists our Board in reviewing and recommending nominees for election as directors and developing and maintaining our corporate governance policies. Our Nominating and Corporate Governance Committee’s responsibilities include, among other things:
•    identifying, evaluating, and selecting, or making recommendations to the Board regarding, nominees for election to the Board and its committees;
•    evaluating the performance of the Board and of individual directors;
•    considering, and making recommendations to the Board regarding, the composition of the Board and its committees;
•    reviewing developments in corporate governance practices;
•    evaluating the adequacy of the corporate governance practices and reporting; and
•    developing, and making recommendations to the Board regarding, corporate governance guidelines and matters.
The Nominating and Corporate Governance Committee charter is available on our website at www.innovid.com. The members of our Nominating and Corporate Governance Committee are Mr. Shany, Ms. Lam and Mr. Saacks. Mr. Shany serves as the Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders.
The Nominating and Corporate Governance Committee met four times in 2022.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers who are named in the “2022 Summary Compensation Table” below. In 2022, our “named executive officers” and their positions were as follows:

•Zvika Netter, our Chief Executive Officer
•Tanya Andreev-Kaspin, our Chief Financial Officer; and
•Tal Chalozin, our Chief Technology Officer.
    This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following the completion of this offering may differ materially from the currently planned programs summarized in this discussion.

2022 Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the year ended December 31, 2021 and December 31, 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards($)(2)	Option Awards ($)(3)	Non-equity Incentive Plan Compensation($)(4)	All Other Compensation ($)(5)	Total
Zvika Netter Chief Executive Officer	2022	400,000	-	2,574,000	1,053,291	331,074	18,800	4,377,165
	2021	320,000	3,076,250	-	726,364	177,613	11,600	4,311,827
Tanya Andreev-Kaspin Chief Financial Officer	2022	360,000	-	429,000	207,717	202,932	12,200	1,211,849
	2021	305,910	815,606	-	355,689	135,566	11,600	1,624,371
Tal Chalozin Chief Technology Officer	2022	250,000	-	429,000	207,717	137,888	12,200	1,036,805
	2021	250,000	2,123,000	-	247,470	148,508	11,600	2,780,578

(1)Amounts represent one-time special bonuses and similar amounts paid to our named executive officers in connection with the Transaction during 2021, inclusive of forgiveness of loans previously extended to our named executive officers.
(2)Amounts reflect the full grant-date fair value of restricted stock units (“RSUs”) granted to our named officers during 2022 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. Assumptions used to calculate these amounts are included in Note 15 to our consolidated financial statements included in our 2022 annual report on Form 10-K.
(3)Amounts represent the aggregate grant date value of stock options granted to our named officer during 2022 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. Assumptions used to calculate these amounts are included in Note 15 to our consolidated financial statements included in our 2022 annual report on Form 10-K.
(4)Amounts represent bonuses earned by each named executive officer under our annual bonus plan and paid in cash. For additional information on these payments, see “—Narrative Disclosure to Summary Compensation Table – Annual Bonus” below.
(5)Amounts represent predominantly employer matching contributions under our 401(k) plan.

NARRATIVE TO SUMMARY COMPENSATION TABLE
2022 Salaries
The named executive officers receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The relative levels of base salary for Innovid named executive officers are designed to reflect each named executive officer’s scope of responsibility and accountability to Innovid. The base salary amounts shown in the “Summary Compensation Table” above reflect the salary amounts earned by our named executive officers for 2022.
In 2022, the annual base salaries for our named executive officers were $400,000 for Mr. Netter; $360,000 for Ms. Andreev-Kaspin and $250,000 for Mr. Chalozin.
2022 Bonuses
Innovid provides annual bonuses to its executive officers, including the named executive officers, based on the Company's financial performance during the fiscal year. For 2022 financial performance was measured based on attainment of metrics relating to revenue. At the end of each fiscal quarter, the Board reviews and assesses Company performance relative to the established revenue metrics. The earned amount of each executive’s bonus is paid on a quarterly basis. The target level annual bonus for each named executive officer for 2022 was $400,000 for Mr. Netter; $250,000 for Ms. Andreev-Kaspin and $150,000 for Mr. Chalozin.
The actual annual cash bonuses awarded to each named executive officer for 2022 performance are set forth above in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”
Equity Compensation
The Company maintains the Innovid Corp. 2021 Omnibus Incentive Plan (the “2021 Plan”) in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of our Company and certain of our affiliates and to enable Innovid and certain of its affiliates to obtain and retain services of these individuals, which is essential to our long-term success. These awards of stock options are at-risk compensation and are designed to provide our executives with a continuing stake in our long-term success. No further awards have been or will be made under our Prior Plan following the effectiveness of the 2021 Plan.
In 2022, we granted stock options (the “2022 Options”) and RSUs (the “2022 RSUs”) under the 2021 Plan to each of our named executive officers. The 2022 Options granted to Mr. Netter, Ms. Andreev-Kaspin and Mr. Chalozin each have an exercise price equal to $2.08 per share, and cover 506,390 shares, 99,864 shares and 99,864 shares, respectively. The 2022 RSUs consist of 390,000 RSUs granted to Mr. Netter, 65,000 RSUs granted to Ms. Andreev-Kaspin and 65,000 RSUs granted to Mr. Chalozin. The 2022 Options and 2022 RSUs generally vest as to one-third (1/3) of the underlying shares on January 1, 2023, and in equal (1/8) quarterly installments thereafter, subject to the applicable executive’s continued employment through each applicable vesting date.
Other Elements of Compensation
Retirement Plans
Innovid maintains a 401(k) retirement savings plan for its employees, including the named executive officers, who satisfy certain eligibility requirements. The named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. Under this plan, Innovid matches 100% of the participants’ first 3% of eligible contributions and 50% on the next 2% of eligible contributions. Innovid believes that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of Innovid’s executive compensation package and further incentivizes our employees, including the named executive officers, in accordance with Innovid’s compensation policies.
Employee Benefits and Perquisites
During their employment, the named executive officers are eligible to participate in Innovid’s employee benefit plans and programs, including medical and dental benefits, to the same extent as other full-time employees, subject to the terms and eligibility requirements of those plans.
No Tax Gross-Ups
We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our company.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2022.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Zvika Netter	6/17/2022(2)	—	506,390	2.08	6/16/2032		—
	3/8/2022(3)	—	—	—	—	390,000	666,900
	4/30/2021(4)	117,845	196,409	2.81	4/29/2031		—
	11/16/2020(5)	1,251,229	83,415	0.61	11/15/2030		—
Tanya Andreev-Kaspin	6/17/2022(2)	—	99,864	2.08	6/16/2032		—
	3/8/2022(3)	—	—	—	—	65,000	111,150
	4/30/2021(5)	57,669	96,115	2.81	4/29/2031		—
	11/16/2020(5)	66,863	133,725	0.61	11/15/2030		—
	7/14/2016(5)	50,369	—	0.46	7/13/2026		—
Tal Chalozin	6/17/2022 (2)	—	99,864	2.08	6/16/2032		—
	3/8/2022(3)	—	—	—	—	65,000	111,150
	4/30/2021(4)	40,117	66,863	2.81	4/29/2031		—
	11/16/2020(5)	62,684	4,178	0.61	11/15/2030		—

(1)The Market Value was calculated based on the closing price of Innovid’s common stock as of December 30, 2022 ($1.71).
(2)Represents an option that vests as to one-third (1/3) of the underlying shares on January 1, 2023, and in equal (1/8) quarterly installments thereafter, subject to the applicable executive’s continued employment through each applicable vesting date.
(3)Represents RSUs that vest as to one-third (1/3) of the underlying shares on January 1, 2023, and in equal (1/8) quarterly installments thereafter, subject to the applicable executive’s continued employment through each applicable vesting date.
(4)Represents an option that vests as to 25% of the underlying shares on the first anniversary of the grant date and in equal (1/12) quarterly installments thereafter, in each case, subject to the executive’s continued employment through each applicable vesting date.
(5)Represents an option that vests as to 75% of the underlying shares on April 1, 2021 and in equal (1/8) quarterly installments thereafter, in each case, subject to the executive’s continued employment through each applicable vesting date.

Executive Compensation Arrangements
Severance and Change in Control Plan
Innovid maintains the Innovid, Inc. Executive Severance Plan (the “Severance Plan”) and the Innovid, Inc. Change in Control Severance Plan (the “CIC Severance Plan”), pursuant to which Innovid’s executives, including the named executive officers, are eligible to receive severance payments and benefits upon certain qualifying termination events.
Under the Severance Plan, in the event of a termination of an executive’s employment without “cause” (as defined in the Severance Plan), the executive will be eligible to receive base salary continuation payments and continued health benefits for a certain post-termination period (the “Severance Period”), in each case, subject to the executive’s execution and non-revocation of a release of claims. The Severance Period for Mr. Netter under the Severance Plan is 12 months, and the Severance Period for each of Ms. Andreev-Kaspin and Mr. Chalozin under the Severance Plan is 6 months.
Under the CIC Severance Plan, in the event of a termination of an executive’s employment without “cause” or resignation by the executive for “good reason” (each, as defined in the CIC Severance Plan), the executive will be eligible to receive (i) a lump sum equal to a number of months (the “Cash Severance Multiple”) of base salary and COBRA premiums, (ii) a cash payment equal to a percentage of the executive’s target bonus (the “Target Bonus Severance Percentage”), and (iii) full accelerated vesting of the executive’s time-based equity awards, in each case, subject to the executive’s execution and non-revocation of a release of claims. For Mr. Netter, the Cash Severance Multiple is 12 months, and the Target Bonus Severance Percentage is 100%. For each of Ms. Andreev-Kaspin and Mr. Chalozin, the Cash Severance Multiple is 6 months, and the Target Bonus Severance Percentage is 50%.
2022 Director Compensation Table

    The following table sets forth the compensation awarded to, earned by or paid to our non-employee directors who served on our Board during the year ended December 31, 2022. Mr. Netter is also a member of our Board but did not receive any additional compensation for his service as a director. See the section entitled “-Summary Compensation Table” above for information regarding the compensation paid to Mr. Netter in 2022.

Name	Fees Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Steven Cakebread(2)	29,167	-	29,167
Brian Hughes(3)	12,500	510,417	522,917
Jonathan Saacks	33,333	525,000	558,333
Rachel Lam	41,667	525,000	566,667
Gilad Shany	48,333	525,000	573,333
Michael DiPiano	48,333	525,000	573,333

(1)Amounts reflect the full grant-date fair value of RSUs granted during 2022 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all RSUs made to our directors in Note 15 to our consolidated financial statements included in our 2022 annual report on Form 10-K.
(2)Mr. Cakebread resigned as a non-employee director on July 8, 2022.
(3)Mr. Hughes joined our Board on July 8, 2022. In connection with Mr. Hughes’ election to our Board, in addition to the Initial Grant prescribed our Director Compensation Program (as each capitalized term is defined and described below), we granted to Mr. Hughes a one-time award of 83,988 RSUs in July 2022.

The table below shows the aggregate number of option awards (exercisable and unexercisable) and unvested stock awards held as of December 31, 2022 by each non-employee director who was serving as of December 31, 2022.

Name	RSUs Outstanding at Fiscal Year End
Steven Cakebread	—
Brian Hughes	267,234
Jonathan Saacks	130,636
Rachel Lam	130,636
Gilad Shany	130,636
Michael DiPiano	130,636

Director Compensation Program
Our Board adopted and our stockholders approved our Non-Employee Director Compensation Program (the “Director Compensation Program”). The Director Compensation Program provides for annual retainer fees and long-term equity awards for certain of our non-employee directors (each, an “Eligible Director”). The material terms of the Director Compensation Program are summarized below.
The Director Compensation Program consists of the following components:
Cash Compensation
•Annual Retainer: $30,000
•Annual Committee Chair Retainer: $20,000
•Audit Committee non-Chair Member Retainer: $10,000
•Compensation Committee Chair Retainer: $20,000
•Compensation Committee non-Chair Member Retainer: $10,000
•Nominating and Governance Committee Chair Retainer: $20,000
•Nominating and Governance Committee non-Chair Retainer: $10,000
Annual cash retainers will be paid in quarterly installments in arrears and will be pro-rated for any partial calendar quarter of service.
Equity Compensation
•Initial Grant: Each Eligible Director who is initially elected or appointed to serve on our Board will be granted, on the date on which such Eligible Director is appointed or elected to serve on our Board, an RSU award with a value of approximately $350,000. These initial grants will vest in full in substantially equal installments on each of the first three (3) anniversaries of the applicable grant date, subject to such Eligible Director’s continued service through the applicable vesting date.
•Annual Grant: An Eligible Director who (i) has been serving as a non-employee director on the Board for at least six (6) months as of the date of any annual meeting of the Company’s stockholders and (ii) will continue to serve as a non-employee director immediately following such meeting, shall be automatically granted, on such annual meeting date, an RSU award with a value of approximately $175,000. Each annual grant will vest in full on the earlier to occur of (i) the first anniversary of the applicable grant date and (ii) the date of the next annual meeting of the Company’s stockholders following the grant date, subject to such Eligible Director’s continued service through the applicable vesting date.
In addition, each Initial Grant and Annual Grant will vest in full upon a change in control of the Company (as defined in the 2021 Plan).
Compensation under our Director Compensation Program is subject to the annual limits on non-employee director compensation set forth in the 2021 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to holdings of our common stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our common stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers and all directors and executive officers as a group as of April 12, 2023, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 137,057,707 shares of common stock outstanding as of April 12, 2023. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 12, 2023, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed below is 30 Irving Place, 12th Floor, New York, New York 10003. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
Significant Stockholders and Affiliated Entities:
Sequoia Capital Israel IV Holdings L.P.(1)	17,697,224	12.9%
The Goldman Sachs Group, Inc.(2)	8,581,237	6.3%
Lauderdale GmbH & Co. KG(3)	7,277,981	5.3%
ION Holdings 2, LP(4)	13,310,000	9.7%
Vintage Investments 5 L.P.(5)	7,052,864	5.1%

Directors and Named Executive Officers:
Gilad Shany (6)	95,862	*
Rachel Lam (7)	95,862	*
Jonathan Saacks (8)	95,862	*
Brian Hughes	—	—
Michael DiPiano (9)	95,862	*
Zvika Netter(10)	7,306,437	5.3%
Tal Chalozin(11)	4,854,112	3.5%
Tanya Andreev-Kaspin (12)	699,707	*
All Directors and Executive Officers as a group (10 individuals)	13,905,676	9.9%
*    Less than one percent.

(1)    Based solely on the Schedule 13G filed by Sequoia Capital Israel IV Holdings L.P. on December 10, 2021. Sequoia Capital Israel IV, L.P. owns 100% of Sequoia Capital Israel IV Holdings, LP the general partner of Sequoia Capital Israel IV, L.P. is SC Israel IV Management, L.P.. the general partner of SC Israel IV management, L.P. is SC Israel IV Genpar, Ltd. the directors and stockholders of SC Israel IV Genpa, Ltd who exercise voting and investment discretion with respect to the shares held by Sequoia Capital Israel IV Holdings, LP. are Messrs. Shmuel Levy and Haim Sadger. The mailing address for the reporting persons is 50 Eli Landau Blvd., Israel 4685150.

(2)    Based solely on the Schedule 13G/A filed by The Goldman Sachs Group, Inc. on March 14, 2023. The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC have shared voting and dispositive power over 8,581,237 shares of common stock of the Company, and GSSG Holdings LLC and Special Situations Investing Group II, LLC have shared voting and dispositive power over 8,406,673 common shares of the Company. The mailing address for the reporting persons is 200 West Street New York, NY 10282.

(3)    Based solely on the Schedule 13G filed by Lauderdale GmbH & Co. KG (“Lauderdale”) on February 9, 2022. Lauderdale is the record holder of the shares. All investment and disposition decisions for Lauderdale are made by an investment committee comprised of Mr. Vicente Vento Bosch (chair) and Mr. Raphael Kuebler. As a result, Mr. Kuebler and Mr. Bosch may be deemed to share dispositive power with respect to the shares held by Lauderdale and thus to have beneficial ownership of such shares. Each of Mr. Kubler and Mr. Bosch otherwise disclaims beneficial ownership of such shares other than to the extent of any pecuniary interest therein. Lauderdale is managed by its managing limited partner, Deutsche Telekom Capital Partners Management GmbH, a German limited liability company (“DTCP-M”). As the managing limited partner, DTCP-M has voting power with respect to the shares held by Lauderdale and therefore may be deemed to have beneficial ownership of such shares. None of the members of DTCP-M’s investment committee (Beirat) is deemed a beneficial owner of the Shares under Section 13(d) of the Exchange Act due to the approval standard for committee action. Thus, each such committee member disclaims any beneficial ownership of the shares held by Lauderdale other than to the extent of any pecuniary interest therein. DTCP-M is controlled by Deutsche Telekom AG, a publicly traded company organized under the laws of Germany (“DTAG”), and Deutsche Telekom Capital Partners Executive Pool GmbH & Co. KG, a German limited liability company (“DTCP Executive Partner”). Each of DTAG and DTCP Executive Partner may be deemed to share voting and dispositive power over the shares held directly by Lauderdale and therefore to have beneficial ownership of such shares. DTAG’s stock is traded on seven stock exchanges in Germany, Including the Frankfurt Stock Exchange and OTCQX, and it is managed by its board of directors. DTCP Executive Partner is controlled by Mr. Bosch. DTAG and Mr. Bosch otherwise disclaim beneficial ownership of the shares owned by Lauderdale except to the extent of any pecuniary interest therein. The mailing address for Lauderdale, DTCP-M, DTCP Executive Partner, Mr. Kubler and Mr. Bosch is Am Sandtorpark 2, 20457 Hamburg, Germany,. The mailing address for DTAG is Friedrich-Ebert-Allee 140, 53113 Bonn, Germany.

(4)    Based solely on the Schedule 13G filed by ION Holdings 2, LP on December 20, 2021. The reported shares include: (i) 6,250,000 shares of common stock and (ii) 7,060,000 shares of common stock issuable upon exercise of warrants which became exercisable within 60 days of the filing date. ION Holdings 2, LP is the record holder of such shares and warrants. As the general partner of ION Holdings 2 LP, ION Acquisition Corp GP Ltd. (“ION GP”) has voting and investment discretion with respect to the shares held by ION Holdings 2 LP. An investment committee comprised of five individuals makes voting and investment decisions regarding the securities indirectly owned by ION GP. As a result, ION GP may be deemed to have beneficial ownership of the shares held directly by ION Holdings 2 LP. However, none of the ION GP investment committee’s members is deemed a beneficial owner of the shares held by ION Holdings 2 LP under Section 13(d) of the Exchange Act due to the approval standard for committee action. The mailing address for the reporting persons is 89 Medinat Hayehudim Street, Herzliya 4676672, Israel.
(5)    Based solely on the Schedule 13G filed by Vintage Investments 5 L.P. on April 3, 2023. Vintage Investments 5 L.P.     and Vintage Fund 5 Ltd. have shared voting and dispositive power over 4,707,478 shares of common stock of the Company, which consists of 2,748,695 shares of common stock held by Vintage Growth Fund I (Cayman), L.P. (formerly known as Vintage Co-Investment Fund I (Cayman), L.P.) and 1,958,783 shares of common stock held by Vintage Growth Fund I (Israel), L.P. (formerly known as Vintage Co-Investment Fund I (Israel), L.P.) (collectively, the “Vintage Growth Funds”). Vintage Investments 5 L.P. serves as the general partner of each of the Vintage Growth Funds and Vintage Fund 5 Ltd. serves as the general partner of the general partner, and may therefore be deemed to share beneficial ownership with respect to the shares of common stock held by the Vintage Growth Funds. Vintage Ventures III L.P. and Vintage Ventures Fund 3 Ltd. have shared voting and dispositive power over 1,610,429 shares of common stock of the Company, which consists of 1,153,066 shares of common stock held by Vintage Secondary Fund II (Cayman), L.P. and 457,363 shares of common stock held by Vintage Secondary Fund II (Israel), L.P. (collectively, the “Vintage Secondary II Funds”). Vintage Ventures III L.P. serves as the general partner of each of the Vintage Secondary II Funds and Vintage Ventures Fund 3 Ltd. serves as the general partner of the general partner, and may therefore be deemed to share beneficial ownership with respect to the shares of common stock held by the Vintage Secondary II Funds. Vintage Investments VI L.P. and Vintage Fund 6 Ltd. have shared voting and dispositive power over 239,580 shares of common stock of the Company, which consists of 181,339 shares of common stock held by Vintage Secondary Fund III (Cayman), L.P. and 58,241 shares of common stock held by Vintage Secondary Fund III (Israel), L.P. (collectively, the “Vintage Secondary III Funds”). Vintage Investments VI L.P. serves as the general partner of each of the Vintage Secondary III Funds, and Vintage Fund 6 Ltd. serves as the general partner of the general partner, and may therefore be deemed to share beneficial ownership with respect to the shares of common stock held by the Vintage

Secondary III Funds. Vintage Ventures II L.P. and Vintage Ventures Fund II Ltd. have shared voting and dispositive power over 495,377 shares of common stock of the Company, which consists of 206,919 shares of common stock held by Vintage Fund of Funds I (Cayman), L.P. and 288,458 shares of common stock held by Vintage Fund of Funds I (Israel), L.P (collectively, the “Vintage Funds of Funds I”). Vintage Ventures II L.P. serves as the general partner of each of the Vintage Funds of Funds I, and Vintage Ventures Fund II Ltd. serves as the general partner of the general partner, and may therefore be deemed to share beneficial ownership with respect to the shares of common stock held by the Vintage Funds of Funds I. No single shareholder of any of the general partners of the general partners holds a majority equity or voting interest in any of the general partners of the general partners, and, therefore, no such shareholder possesses voting or investment power with respect to any of the shares of the Company. The mailing address for the reporting persons is 12 Abba Eban Avenue,10th Floor Ackerstein Towers Building D Hertzliya Pituach, 46120 Israel.
(6)    Consists of (i) 17,387 shares of the Company’s common stock and (ii) 78,475 restricted stock unites of the Company exercisable within 60 days from April 12, 2023.
(7) Consists of (i) 17,387 shares of the Company’s common stock and (ii) 78,475 restricted stock unites of the Company     exercisable within 60 days from April 12, 2023.
(8) Consists of (i) 17,387 shares of the Company’s common stock and (ii) 78,475 restricted stock unites of the Company exercisable within 60 days from April 12, 2023.
(9) Consists of (i) 17,387 shares of the Company’s common stock and (ii) 78,475 restricted stock unites of the Company exercisable within 60 days from April 12, 2023.
(10)    Consists of (i) 2,576,494 shares held directly by Mr. Netter, (ii) 977,394 shares held by each of the Zvika Netter 2021 Family Trust #1, the Zvika Netter 2021 Family Trust #2 and the Zvika Netter 2021 Family Trust #3, (iii) 95,000 restricted stock unites of the Company exercisable within 60 days from April 12, 2023, and (iv) 1,702,761 shares underlying options exercisable within 60 days from April 12, 2023.
(11)     Consists of (i) 2,276,761 shares held directly by Mr. Chalozin, (ii) 1,203,528 shares held by each of the Tal Chalozin 2021 Family Trust #1 and the Tal Chalozin 2021 Family Trust #2, and (iii) 170,295 shares underlying options exercisable within 60 days from April 12, 2023.
(12)     Consists of (i) 324,399 shares of the Company’s common stock and (ii) 375,308 shares underlying options exercisable within 60 days from April 12, 2023.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Investor Support Agreements
Concurrently with the execution and delivery of that certain Agreement and Plan of Merger dated June 24, 2021 by and among ION Acquisition Corp 2 Ltd. (“ION”), Innovid, Inc., Inspire Merger Sub 1, Inc. and Inspire Merger Sub 2, LLC (the “Merger Agreement”), Innovid, Inc., ION and certain Innovid stockholders entered into company stockholder support agreements (“Innovid Equity Holders Support Agreements”), pursuant to which each of those Innovid stockholders generally agreed, among other things, to:
a)vote all shares of common stock and preferred stock (all such shares, “Innovid Covered Shares”) that it owns, in favor of the Merger Agreement and related transactions contemplated by the Merger Agreement (collectively, the “Transaction”);
b)appear at any Innovid stockholder meeting to establish a quorum;
c)vote (or execute and return an action by written consent, and cause such consent to be granted with respect to) all Innovid Covered Shares against any other business combination transaction other than the Transaction or any other action or agreement that would reasonably be expected to materially frustrate the purposes of, impede or adversely affect, or delay the Transaction, or result in a breach of any covenant, representation, or warranty of Innovid or such Innovid stockholder under the Merger Agreement or cause certain conditions to closing set forth in the Merger Agreement to not be fulfilled and against any change in business, management or Board or any recapitalization, reorganization, liquidation or winding up of Innovid (other than in connection with the Transaction); and
d)not redeem any Innovid Covered Shares in connection with the approval of the Transaction by the stockholders of Innovid.
The Innovid Equity Holders Support Agreement entered into with Special Situations Investing Group II, LLC, which is a related party of one of the investors (the “Additional Stockholder Support Agreement”) further provides for:
a)limited right to terminate the agreement in the case of a material modification, amendment, or waiver of the Merger Agreement that reduced or altered the consideration payable to such Innovid stockholder, violated the termination provisions in the Merger Agreement, was adverse to such Innovid stockholder (or its Innovid Covered Shares) relative to other Innovid stockholders (or the Innovid Covered Shares held by such other Innovid stockholders), or resulted in the consummation of the Transaction even if there was less than $250,000,000 of Available Cash, as defined in the Additional Stockholder Support Agreement as of the closing of the Transactions (the
“Closing”);
b)certain rights to receive an allocation schedule setting forth the consideration payable to such Innovid stockholder;
c)restrictions on certain amendments to the Merger Agreement that has any of the effects described above as it relates to such Innovid stockholder (or its Innovid Covered Shares); and
d)rights to secondary sale amounts in favor of such Innovid stockholder or in accordance with a mutually agreed upon schedule attached to the Additional Stockholder Support Agreement based on the Available Cash.
The Innovid Equity Holders Support Agreements also provide that the equity securities of ION held by such Innovid stockholders immediately following the consummation of the Closing will be locked-up for the earlier of (i) one hundred eighty (180) days after the Closing date; or (ii) the Lock-Up Termination Date, which is the earlier of (A) one year after November 30, 2021 or (B) (x) the date on which the last volume-weighted average price of the common stock equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after November 30, 2021, or (y) the date on which Innovid completes a liquidation, merger, capital stock exchange, reorganization or similar transaction that results in Innovid stockholders having the right to exchange their shares of common stock for cash, securities or other property, except that the Additional Stockholder Support Agreement provides for a lock-up period solely of one hundred eighty (180) days following the Closing date. The lock-up obligations in the Innovid Equity Holders Support Agreements described above are subject to certain customary exceptions (including transfer to any affiliates). Further, Innovid and the Innovid stockholders that are parties to the Innovid Equity Holders Support Agreements generally agreed not to solicit or engage in discussions or negotiations or other agreement concerning any alternative business transaction (other than the Transaction).
The foregoing descriptions of the Innovid Equity Holders Support Agreements do not purport to be complete and are qualified in their entirety by the terms and conditions of the applicable Innovid Equity Holders Support Agreements.
Rights Agreement
The Company has entered into an Investor Rights Agreement with ION and various other equity and warrant holders pursuant to which such parties have specified rights to require the Company to register all or a portion of their shares under the Securities Act.
Statement of Policy Regarding Transactions with Related Persons
The Company has adopted a formal written policy providing that the Company’s officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of the Company’s capital stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with the Company without the approval of the Company’s audit committee, subject to certain exceptions.
Director and Officer Indemnification
The current Innovid organizational documents and the indemnification agreements with current directors and officers provide for indemnification and advancement of expenses for its directors and officers to the fullest extent permitted by Delaware Corporate General Law, subject to customary exceptions.
STOCKHOLDERS’ PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2024 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 30 Irving Place, 12th Floor, New York, New York 10003 in writing not later than December 28, 2023.
Stockholders intending to present a proposal at the 2024 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2024 Annual Meeting of Stockholders no earlier than February 8, 2024 and no later than March 9, 2024. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2024 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 7, 2023, then our Secretary must receive such written notice not later than the 90th day prior to the 2024 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2024 Annual Meeting of Stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS
Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, certain officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. To our knowledge, based solely on our review of the copies of such forms filed with the SEC and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the year ended December 31, 2022, except for forms that were filed late and were disclosed in our proxy statement for the 2022 Annual meeting. Also, on March 29, 2023, Genesis Partners III LP filed a late Form 4.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
In connection with our solicitation of proxies for our 2024 Annual Meeting, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

INNOVID’S ANNUAL REPORT ON FORM 10-K
A copy of Innovid’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 12, 2023 without charge upon written request addressed to:
Innovid Corp.
Attention: Secretary
30 Irving Place, 12th Floor
New York, New York 10003
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 at www.innovid.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors

/s/ Tanya Andreev-Kaspin
Tanya Andreev-Kaspin
Chief Financial Officer
New York, New York
April 26, 2023

INNOVID CORP.
30 IRVING PLACE, 12TH FLOOR
NEW YORK, NY 10003                     VOTE BY INTERNET
Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 6, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/CTV2023
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 6, 2023. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V11460-P84386        KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

**INNOVID CORP.**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Class II Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) Rachel Lam
02) Gilad Shany

**The Board of Directors recommends you vote FOR the following proposal:**

| | For | Against | Abstain |
|---|---|---|---|
| 2. Ratification of the appointment of KOST FORER GABBAY & KASIERER, member of Ernst & Young Global, as Innovid Corp.'s independent registered public accounting firm for the 2023 fiscal year. | ☐ | ☐ | ☐ |

**NOTE:** To transact such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| | | | |
|---|---|---|---|
| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V11461-P84386

Innovid Corp.
Proxy Solicited on Behalf of the Board of Directors of the Company
for the Annual Meeting of Shareholders
June 7, 2023, 10:00 a.m. Eastern Time

The undersigned shareholder(s) hereby appoint(s) Zvika Netter and Tanya Andreev-Kaspin, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse of this proxy card, all of the shares of common stock of Innovid Corp. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m. Eastern Time on June 7, 2023, at www.virtualshareholdermeeting.com/CTV2023, and any continuation, adjournment or postponement thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting of Shareholders by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side